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                                  EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT
                              --------------------

     This EMPLOYMENT AGREEMENT (the "Agreement") dated as of September 25, 2002 (the "Date of this Agreement"), is made by and between HiEnergy Technologies, Inc., a Washington corporation (the "Company"), and Tom Pascoe (the "Executive").

     WHEREAS, the Company wishes to employ Executive on the terms set forth below.

     WHEREAS,  Executive  wishes  to  accept  such  employment.

     Accordingly,  the  parties  hereto  agree  as  follows:

     1.     Term.  The  Company  hereby  employs Executive, and Executive hereby
            ----
accepts such employment, for an initial term commencing as of the Date of this Agreement and ending on the third anniversary of such date, unless sooner terminated in accordance with the provisions of Section 4 or Section 5; with such employment to continue thereafter for successive one-year periods in accordance with the terms of this Agreement on each anniversary of the Date of this Agreement (subject to termination as aforesaid) unless either party notifies the other party in writing not less than ninety (90) days before expiration of the initial term and each annual renewal thereof (the period during which Executive is employed hereunder being hereinafter referred to as the "Term") of an intent not to renew this Agreement.

     2.     Duties.  During the Term, Executive shall be employed by the Company
            ------
as its President & Chief Executive Officer and have the powers set forth in the Company's bylaws (as currently in force and as proposed in an appendix to the Company's definitive proxy statement for its 2002 annual meeting). The Executive shall devote substantially all of his or her business time and effort to the performance of Executive's duties hereunder, and shall work primarily at the Company's main business offices.

     3.     Compensation.
            ------------

     3.1     Salary.  The  Company  shall pay Executive during the Term a salary
             ------
at the rate of $250,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives, provided the payments are no less frequent than monthly (or, if there is no such policy, payments shall be semi-monthly). Notwithstanding the foregoing, in light of the Company's early-stage situation and need to preserve cash, Executive has agreed to receive a reduced portion of the Annual Salary on the following schedule: $135,000 annually until the first $2 million of New Revenue and/or New Financing (in any combination) is received by the Company. "New Revenue" shall mean any revenue actually received by the Company, as well as any revenue which is to be received by the Company in the future pursuant to a written contract or agreement with the US government, which shall be included in New Revenue at the time such contract or agreement is entered into, excluding any revenue actually received prior to the date hereof or received or to be received pursuant to a contract or agreement with the US government entered into prior to the date hereof (the SBIR I and II contracts for an aggregate of $775,000 are expressly excluded from New Revenue). "New Financing" shall mean any gross proceeds received by the Company from the issuance of Company securities excluding any financing received prior to the date of this Agreement and excluding the closing of the Company's offering of its Series A Convertible Preferred Stock, provided it closes by September 30, 2002. At that time, the portion of the Executive's Annual Salary will be increased to $175,000 annually. When cumulative New Revenue and/or New Financing exceeds $4 million (in any combination) Executive will receive the full Annual Salary of $250,000. Executive shall not retroactively receive any portion of the Annual Salary upon attainment of the $2 million and $4 million milestones, his salary for the periods prior to attaining the milestones being strictly limited to the stated reduced portions. The Executive's salary will also be annually reviewed by the Company for possible increases. The Annual Salary shall be subject to possible further increase from time to time in the sole discretion of the Board of Directors of the Company (the "Board") or such committee of the Board as they shall designate for such purpose from time to time. Any increased Annual Salary shall thereupon be the "Annual Salary" for the purposes hereof. The Executive's Annual Salary shall not be decreased without his prior written consent at any time during the Term.

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     3.2   Incentive  Compensation.  During  the  Term,  Executive  shall,  in
           -----------------------
addition to his Annual Salary, be entitled to a bonus (the "PCF Bonus") equal to $250,000 once the Company achieves two consecutive quarters of positive cash flow from operations. The bonus shall be payable from time to time, but not in a cumulative amount in excess of Cumulative PCF (as defined below), out of Excess Cash (as defined below), within five business days after the Company files its financial statements with the SEC and in no event no later than 90 days after the close of the quarter, until such time as the full $250,000 bonus is paid. "Cumulative PCF" means, at the end of any given quarter, the cumulative amount of "Net cash provided by (used in) operating activities" as shown in the Company's financial statements from the beginning of the first of the two consecutive quarters in which the Company achieved positive cash flow from operations. "Excess Cash" means the difference of (a) that portion of "Cash and cash equivalents" as shown in the Company's financial statements equal to the difference of "Total current assets" minus "Total current liabilities"
(excluding indebtedness to related parties) each as shown in the Company's financial statements, minus (b) $250,000. Executive and the Company shall negotiate in good faith to develop a more definitive bonus program, which shall be submitted to the Board within 90 days from the Date of this Agreement. The Board shall have the right to award additional bonus amounts and the amount of such additional bonus and any performance standards or goals required to be attained in order to receive such bonus shall be set by the Board or such committee of the Board as they shall designate for such purpose from time to time.

     3.3  Stock Options.  Upon execution of this Agreement, Executive shall be
          ---------------
granted incentive stock options (the "Options") to purchase shares of the Company's Common Stock pursuant to the terms of a Stock Option Agreement substantially in the form of Exhibit A to this Agreement. The Options shall entitle Executive to purchase, in the aggregate, underlying shares of the Company's common stock in an amount equal to ten percent (10%) of the Company's outstanding common stock on a fully diluted basis, based on the Company's equity structure on the earlier of (a) the final closing of its offering of its Series A Convertible Preferred Stock, provided that such final closing has occurred by September 30, 2002, or (b) September 30, 2002.

     3.4 Benefits.  Except  as  otherwise  provided  herein,  Executive  shall
         --------
participate in any group life, medical or disability insurance plans, health programs, retirement plans, fringe benefit programs and similar benefits that may be available to other senior executives of the Company generally, on the same terms as such other executives, to the extent that Executive is eligible under the terms of such plans or programs as they may be in effect from time to time. The Company will provide coverage for Executive under the Company's health benefits plan and will pay 100% of the cost of spouse or dependent coverage. Coverage under the health benefits plan will be in effect commencing with the first month following thirty (30) days of employment. In addition, the Company will provide a monthly auto allowance in the amount of $900, paid concurrent with the first salary paycheck of each month.

     3.5  Expenses.  The Company shall pay or reimburse Executive for all
          --------
ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by Executive during the Term in the performance of Executive's services under this Agreement, provided that Executive submits proof of such expenses, with the properly completed forms as prescribed from time to time by the Company, no later than thirty (30) days after the end of the monthly period in which such expenses have been so incurred.

     4.     Termination  upon Death or Disability.  If Executive dies during the
            -------------------------------------
Term, the Term shall terminate as of the date of death, and the obligations of the Company to or with respect to Executive shall terminate in their entirety upon such date except as otherwise provided under this Section 4. If Executive becomes disabled for purposes of the long-term disability plan of the Company for which Executive is eligible, or, in the event that there is no such plan, if Executive by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive days out of any consecutive 12-month period, then the Company shall have the right, to the extent permitted by law, to terminate the employment of Executive upon notice in writing to Executive. Upon termination of employment due to death or disability, (i) Executive (or Executive's estate or beneficiaries in the case of the death of Executive) shall be entitled to receive any Annual Salary, PCF Bonus and other benefits earned and accrued under this Agreement prior to the date of termination (and

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reimbursement  under  this  Agreement for expenses incurred prior to the date of termination, (ii) in the case of termination due to disability, Executive shall be entitled to receive 60% of his Annual Salary (provided that Executive shall be entitled to any more favorable percentage accorded any other executive officer of the Company) for the lesser of twelve (12) months following such termination, or the period until long term disability insurance benefits commence under disability coverage furnished by the Company to Executive; and
(iii) Executive (or, in the case of Executive's death, Executive's estate and beneficiaries) shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as otherwise provided in the plans and policies of the Company.

     5.     Certain  Terminations  of  Employment.
            -------------------------------------

     5.1 Termination for Cause; Termination of Employment by Executive without Good Reason.

     (a)     For  purposes  of  this  Agreement, "Cause" shall mean Executive's:

               (i) conviction of (or pleading nolo contendere to) a felony involving physical violence or moral turpitude, or any crime involving the Company that results in material economic harm to the Company;

               (ii) engagement in the performance of his or her duties hereunder or otherwise to the material and demonstrable detriment of the Company, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

               (iii) after notice from the Board, and, if requested by Executive, the opportunity to be heard by the Board, the failure to adhere to the lawful and reasonable directions of the Board that are consistent with the terms of this Agreement, or the failure to devote substantially all of the business time and effort to the Company (except for any activities expressly authorized by the Company);

               (iv) material breach of any of the provisions of Section 6, other than inadvertent breaches; or

               (v) breach in any material respect of the terms and provisions of this Agreement and failure to cure such breach within thirty (30) days following written notice from the Company specifying such breach; provided however, if Executive delivers written notice to Company during the thirty (30) day cure period requesting to be heard at a meeting of the Board, his or her termination under this Section 5.1(a)(v) shall not be effective until such Board meeting at which Executive has had an opportunity to be heard.

provided that Cause shall not exist except on written notice given to Executive at any time not more than sixty (60) days following the occurrence of any of the events described above (or, if later, the Board's knowledge (excluding Executive's knowledge) thereof).

     (b) The Company may terminate Executive's employment hereunder for Cause, and Executive may terminate his employment for any or no reason on at least 30 days' and not more than 60 days' written notice given to the Company. If the Company terminates Executive for Cause, or Executive terminates his employment and the termination by Executive is not covered by Section 4 or 5.2,
(i) Executive shall receive Annual Salary, PCF Bonus, and other benefits earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); and (ii) Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder, except as otherwise provided in the plans and policies of the Company.

     5.2     Termination  by the Company without Cause; or by Executive for Good
             -------------------------------------------------------------------
Reason.
------

     (a) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to in writing by Executive;

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               (i)  a reduction in Annual Salary or in benefits of Executive, or the failure of the Company timely to make any payment due to Executive;

               (ii) any action by the Company that results in a material diminution in Executive's position, authority, duties or responsibilities;

               (iii) a material breach of any provision of this Agreement by the Company;

               (iv) relocation of Executive outside of the Orange County, California area without Executive's written consent; or

               (v) a failure of the Company to have a successor entity specifically assume this Agreement.

Notwithstanding the foregoing, (i) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date no later than thirty (30) days from the date of such notice) is given no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises (or when Executive first becomes aware of such circumstances); and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so fully cure such event or condition, or, if it commences a cure within such 30-day period that would reasonably take longer than 30 days to complete, so long as the Company diligently prosecutes such cure to completion, such event or condition shall not constitute Good Reason hereunder.

     (b) The Company may terminate Executive's employment at any time for any reason or no reason and Executive may terminate Executive's employment with the Company for Good Reason. A notice of non-renewal by the Company shall constitute a termination of employment by the Company without Cause.

     (c) If the Company terminates Executive's employment and the termination is not covered by Section 4 or 5.1, or Executive terminates his employment for Good Reason, Executive shall receive:

          (i) Annual Salary, PCF Bonus, and other benefits earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment);

          (ii)  an amount equal to Executive's Annual Salary, payable in twelve
                (12) monthly installments over the twelve (12) month period following the termination date; and

          (iii) reimbursement for COBRA payments equal to Executive's regular monthly contributions toward Executive's health insurance benefits for the twelve (12) month period following the termination date if Executive elects COBRA benefits.

     6.     Invention,  Non-Disclosure  and  Non-Solicitation.
            -------------------------------------------------
     6.1     Inventions  and  Patents.
             ------------------------

     (a) The Executive will promptly and fully disclose to the Company any and all inventions, discoveries, improvements, ideas, developments, designs, products, formulas, software programs, processes, techniques, technology, know-how, negative know-how, data, research, technical data and original works of authorship (whether or not patentable or registrable under patent, copyright or similar statutes and including all rights to obtain, register, perfect and enforce those proprietary interests) that are related to or useful in the

                                        4
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Company's  present  or  future  business  or  result from use of property owned, leased, or contracted for by the Company and which Executive develops, makes, conceives or reduces to practice during Executive's employment by the Company, either solely or jointly with others (collectively, the "Developments"). All such Developments shall be the sole property of the Company, and Executive hereby assigns to the Company, without further compensation, all of Executive's right, title and interest in and to such Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks, service marks and trade names in the United States and elsewhere.

     (b) The Executive shall disclose promptly to an officer or to attorneys of the Company in writing any inventions, discoveries, improvements, ideas, developments, designs, products, formulas, software programs, processes, techniques, technology, know-how, negative know-how, data, research, technical data and original works of authorship, whether or not patentable or registrable under patent, copyright or similar statutes, Executive may conceive, make, develop or work on, in whole or in part, solely or jointly with others during Executive's employment, for the purpose of permitting the Company to determine whether they constitute Developments. The Company shall receive such disclosures in confidence.

     (c) The Executive will keep and maintain adequate and current written records of all Developments (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

     (d) The Executive will assist the Company in obtaining and enforcing patent, copyright, trademark, service marks and other forms of legal protection for the Developments in any country. Upon request, Executive will sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company to assign all such Developments fully and completely to the Company and to enable the Company, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof.

     (e) The Executive understands that Executive's obligations under this section will continue after the termination of Executive's employment with the Company and that during Executive's employment Executive will perform such obligations without further compensation, except for reimbursement of expenses incurred at the request of the Company. The Executive further understands that if Executive is not employed by the Company as an employee at the time Executive is requested to perform any obligations under this section, Executive shall receive for such performance a reasonable per diem fee, as well as reimbursement of any reasonable expenses incurred at the request of the Company.

     (f) Any provision in this Agreement requiring Executive to assign Executive's rights in all Developments shall not apply to an invention that qualifies fully under the provisions of California Labor Code section 2870, the terms of which are set forth below:

          (i) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                    (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                    (2) Result from any work performed by the employee for the employer.

          (ii) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

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
     6.2     Proprietary  Information.
             ------------------------

     (a) The Executive recognizes that Executive's relationship with the Company is one of high trust and confidence by reason of Executive's access to and contact with the trade secrets and confidential and proprietary information of the Company including, without limitation, information not previously disclosed to the public regarding current and projected revenues, expenses, costs, profit margins and any other financial and budgeting information; marketing and distribution plans and practices; business plans, opportunities, projects and any other business and corporate strategies; product information; names, addresses, terms of contracts and other arrangements with customers, suppliers, agents and employees of the Company; confidential and sensitive information regarding other employees, including information with respect to their job descriptions, performance strengths and weaknesses, and compensation; and other information not generally known regarding the business, affairs and plans of the Company (collectively, the "Proprietary Information"). The Executive acknowledges and agrees that Proprietary Information is the exclusive property of the Company and that Executive shall not at any time, either during Executive's employment with the Company or thereafter disclose to others, or directly or indirectly use for Executive's own benefit or the benefit of others, any of the Proprietary Information.

     (b) The Executive acknowledges that the unauthorized use or disclosure of Proprietary Information would be detrimental to the Company and would reasonably be anticipated to materially impair the Company's value.

     (c) The Executive's undertakings and obligations under this Section 6.2 will not apply, however, to any Proprietary Information which: (a) is or becomes generally known to the public through no action on Executive's part, (b) is generally disclosed to third parties by the Company without restriction on such third parties, (c) is approved for release by written authorization of the Board, (d) is known to Executive other than as a result of work performed for the Company, or (e) is required to be disclosed by law or governmental or court process or order.

     (d) Upon termination of Executive's employment with the Company or at any other time upon request, Executive will promptly deliver to the Company all notes, memoranda, notebooks, drawings, records, reports, written computer code, files and other documents (and all copies or reproductions of such materials in whatever media) in Executive's possession or under Executive's control, whether prepared by Executive or others, which contain Proprietary Information. The Executive acknowledges that this material is the sole property of the Company.

     6.3     Absence  of  Restrictions  Upon  Disclosure  and  Competition.
             -------------------------------------------------------------

     (a) The Executive hereby represents that, except as Executive has disclosed in writing to the Company on Exhibit A attached hereto, Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Executive's employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

     (b) The Executive further represents that Executive's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to his employment with the Company, and Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

     6.4     Prohibition  on Solicitation of Customers.  During the Term and for
             -----------------------------------------
a period of one (1) year thereafter, Executive agrees not to, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor will Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

     6.5     Prohibition  on  Solicitation  of  Employees, Agents or Independent
             -------------------------------------------------------------------
Contractors.  During  the  Term  and  for  a  period of one (1) year thereafter,
------------
Executive agrees not to solicit any of the employees, agents or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of ninety (90) days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

     6.6    Other Obligations. The Executive acknowledges that the Company from
            ------------------
time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Executive agrees to be bound by all such obligations and restrictions which are made known to Executive and to take all action necessary to discharge the obligations of the Company under such agreements.

     6.7    Rights and Remedies upon Breach.  The Executive acknowledges and
           --------------------------------
agrees that any breach by him of any of the provisions of Section 6 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages may not provide an adequate remedy. Therefore, if Executive breaches any of the provisions of Section 6, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity (including, without limitation, the recovery of damages): the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants.

     7.     Other  Provisions.
            -----------------

     7.1     Severability.  The  Executive  acknowledges  and agrees that (i) he
             ------------
has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     7.2     Duration  and  Scope  of  Covenants.  If  any  court  or  other
             -----------------------------------
decision-maker of competent jurisdiction determines that any of Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     7.3     Arbitration.
             ------------

     (a) Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this section and the then most applicable rules of the American Arbitration Association. Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. Such arbitration shall be administered by the American Arbitration Association. Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature. Notwithstanding the foregoing, either party may in an appropriate matter apply to a court pursuant to California Code of Civil Procedure Section 1281.8, or any comparable provision, for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.

     (b) In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators drawn by the parties at random from the "Independent" (or "Gold Card") list of retired judges or, at Executive's option, from a list of nine persons from the Employment Panel and provided by the American Arbitration Association. If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot. After each party has used four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

     (c) This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law. In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator. The remedial authority of the arbitrator shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he, she or it would be entitled to summary judgment if the matter had been pursued in court litigation. In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

     (d) Any filing or administrative fees shall be borne initially by the party requesting arbitration. The Company shall initially be responsible for the costs and fees of the arbitrator, unless Executive wishes to contribute up to 50% of the costs and fees of the arbitrator. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including but not limited to the arbitrator's costs and fees), expenses, and attorneys' fees.

     (e) The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties. If any of the provisions of this
Section 7.3, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that this Section's arbitration provisions are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

     (f) Unless mutually agreed by the parties otherwise, any arbitration shall take place in Orange County, California.

     7.4     Covenant  to  Notify  Management.  Executive agrees to abide by the
             ---------------------------------
ethics policies of the Company as well as the Company's other rules, regulations, policies and procedures. Executive agrees to comply in full with all governmental laws and regulations as well as ethics codes applicable to the profession. In the event that Executive is aware or suspects the Company, or any of its officers or agents, of violating any such laws, ethics codes, rules, regulations, policies or procedures, Executive agrees to bring all such actual and suspected violations to the attention of the Company immediately so that the matter may be properly investigated and appropriate action taken. Executive understands that he is precluded from filing a complaint with any governmental agency or court having jurisdiction over wrongful conduct unless Executive has first notified the Company of the facts and permits it to investigate and correct the concerns.

     7.5     Statute  of  Limitations.  Executive  and  the Company hereby agree
             -------------------------
that there shall be a one year statute of limitations for the filing of any requests for arbitration or any lawsuit relating to this Agreement or the terms or conditions of Executive's employment by the Company. If such a claim is filed more than one year subsequent to Executive's last day of employment it shall be precluded by this provision, regardless of whether or not the claim has accrued at that time.

     7.6     Company  Information.  The  Company  has  timely  filed all request
             ---------------------
forms, reports, statements and documents with the Securities and Exchange Commission (the "Commission"), all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Executive represents that he has reviewed the following filings with the Commission: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2002, (ii) the definitive proxy statement relating to the Company's annual shareholders meeting to be held October 10, 2002, and (iii) all other forms, reports, statements and documents filed by the Company since April 30, 2002 (collectively, the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7.7     Notices.  All notices or deliveries authorized or required pursuant
             -------
to  this  Agreement  shall be deemed to have been given when in writing and when
(i) deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

 to the Company:      HiEnergy Technologies, Inc.
                      10 Mauchly Drive
                      Irvine, CA 92618
                      Attn: Secretary


 To Executive:        Tom Pascoe
                      ________________
                      ________________

     7.8     Entire  Agreement.  This  Agreement  contains  the entire agreement
             -----------------
between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, written or oral, with respect thereto.

     7.9     Waivers and Amendments.  This Agreement may be amended, superseded,
             ----------------------
canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

    7.10    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
            --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

    7.11    Assignment. This Agreement, and  Executive's  rights and obligations
            ----------
hereunder, may not be assigned by Executive; any purported assignment by Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder; provided that such assignment shall not limit the Company's liability under this Agreement to Executive.

    7.12    Withholding. The Company shall be  entitled  to  withhold  from any
           -----------
payments  or  deemed  payments  any  amount  of tax withholding required by law.

    7.13    Binding Effect. This Agreement shall be binding upon and inure to
           ---------------
the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

    7.14    Counterparts.  This  Agreement may be executed by the parties hereto
            ------------
in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

     7.15     Survival.  Anything  contained  in  this Agreement to the contrary
              --------
notwithstanding, the provisions of Sections 6, 7.3, 7.5, 7.11 and 7.16, and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.3, 7.5, 7.11 and 7.16), shall survive termination of this Agreement and any termination of Executive's employment hereunder.

     7.16     Headings.  The  headings  in this Agreement are for reference only
              --------
and  shall  not  affect  the  interpretation  of  this  Agreement.

     7.17     Indemnification; Directors and Officers Insurance.  To the fullest
              -------------------------------------------------
extent permitted by law, the Company shall indemnify, defend and hold harmless Executive from and against all actual or threatened actions, suits or proceedings, whether civil or criminal, administrative or investigative, together with all attorneys' fees and costs, fines, judgments or settlements imposed upon or incurred by Executive in connection therewith, that arise from Executive's employment by, or serving as an officer of, the Company, so long as Executive acted or refrained from acting legally and in good faith or reasonably believed that his actions or refraining from acting were legal and performed or omitted in good faith. Company currently has directors and officers liability insurance and will use reasonable efforts to maintain such insurance coverage during the term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.


                                   EMPLOYER

                                   Hi  Energy  Technologies,  Inc.,  a
                                   Washington  corporation


                                   By:  /s/  B.C.  Maglich
                                   ---------------------
                                   Name:  Dr.  Bogdan  C.  Maglich
                                   Its:  Chairman

                                   By:  /s/  Barry  Alter
                                   --------------------
                                   Name:  Barry  Alter
                                   Its:  Director
                                   EXECUTIVE


                                   /s/  Tom  Pascoe
                                   ------------------
                                   Tom  Pascoe

             INVENTION, NON-DISCLOSURE AND NON-COMPETITION AGREEMENT
             -------------------------------------------------------
                                    Exhibit A
                                    ---------
     Please list terms of any agreements with any previous employer or other party which restrains you from using or disclosing any trade secret or confidential or proprietary information in the course of your employment with ___________________ or restrains you from competing directly or indirectly with the business of such previous employer or any other party.


Date Signed by
Executive:

9-23-02                                   /s/ Tom Poscoe
_____________________________________   _____________________________________
                                        Signature of Executive

                                        TOM POSCOE
                                        _____________________________________
                                        Printed Name of Executive
Reviewed and accepted by

B.C. Maglich
_________________________

    9/24/02
On_______________________

    /s/ B.C. Maglich
By:______________________